UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported):  May 29, 2015

THE VALSPAR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-3011	36-2443580
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1101 South 3rd Street, Minneapolis, Minnesota		55415
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (612) 851-7000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On May 29, 2015, The Valspar Corporation (“Valspar”) entered into a Credit Agreement with Wells Fargo Bank, National Association, as administrative agent for the lenders and a lender, and certain other lenders party thereto (the “Credit Agreement”), which provides for term loans in an aggregate amount of up to $350,000,000.

Loans made under the Credit Agreement mature on November 29, 2016. The loan proceeds have been or will be utilized by Valspar for working capital and general corporate purposes, including initial funding for the acquisition of the performance coatings businesses of Quest Specialty Chemicals, which was completed on June 1, 2015. Interest and fees on each loan under the Credit Agreement are payable at variable rates calculated as specified therein.

Valspar has agreed to comply with certain covenants set forth in the Credit Agreement. Among other things, the covenants (a) could, subject to certain exceptions, restrict the ability of Valspar and its subsidiaries to incur a significant amount of secured debt, (b) require Valspar to maintain a ratio of consolidated debt to consolidated EBITDA for the most recent four consecutive fiscal quarters of not greater than 3.50 to 1.00, and (c) require Valspar to maintain a ratio of consolidated EBITDA to consolidated interest expense for the most recent four consecutive fiscal quarters of not less than 3.50 to 1.00. Subject to certain exceptions, the covenants prohibit Valspar or its material subsidiaries from merging or consolidating with any other party, except that Valspar may nonetheless merge with another party if (i) such other party is organized under the laws of the United States of America or one of its states, (ii) Valspar is the corporation surviving such merger, and (iii) immediately after giving effect to such merger, no default shall have occurred and be continuing. The covenants also prohibit Valspar or its material subsidiaries from engaging in a sale of assets to any other party, or discontinuing or eliminating a business line or segment, where the assets to be sold or the business line or segment to be eliminated or discontinued constitute all or substantially all of the assets of Valspar or the material subsidiary. Upon an event of default that is not cured or waived within any applicable cure periods, in addition to other remedies that may be available to the lenders, Valspar’s obligations under the Credit Agreement may be accelerated.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE VALSPAR CORPORATION

Dated: June 4, 2015	/s/ Rolf Engh
Name: Rolf Engh
Title: Executive Vice President, General Counsel and Secretary